As filed with the Securities and Exchange Commission on February 13, 2004

Registration No. 333-29885

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNGARIAN TELEPHONE AND CABLE CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3652685
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1201 Third Avenue, Suite 3400 Seattle, WA	98101-3034
(Address of principal executive offices)	(Zip Code)

HUNGARIAN TELEPHONE AND CABLE CORP.

2002 INCENTIVE STOCK OPTION PLAN;

HUNGARIAN TELEPHONE AND CABLE CORP.

NON-EMPLOYEE DIRECTOR PLAN;

AND CERTAIN EMPLOYMENT AGREEMENTS

(Full Title of the Plans)

Peter T. Noone

General Counsel

Hungarian Telephone and Cable Corp.

1201 Third Avenue, Suite 3400

Seattle, WA 98101-3034

(206) 654-0204

(Name, Address, Telephone Number, including Area Code, of Agent for Service)

Parts I and II and Re-Offer Prospectus

The Registrant’s Registration Statement No. 333-29885 was deemed effective by the Securities and Exchange Commission on June 24, 1997 in connection with the offering of 1,146,497 shares of common stock. The Registrant’s United States address is now 1201 Third Avenue, Suite 3400, Seattle, WA 98101-3034. The Registrant’s United States telephone number is 206-654-0204. Accordingly, all references to the Registrant’s or the Company’s address and telephone number in the Registration Statement, Prospectus and Re-Offer Prospectus shall now be deemed to reference this address, 1201 Third Avenue Suite 3400, Seattle, WA 98101-3034 and the telephone number 206-654-0204.

In accordance with the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a post-effective amendment on Form S-8 and has authorized this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Seattle, State of Washington, February 12, 2004.

HUNGARIAN TELEPHONE AND CABLE CORP.

By:	/s/ Peter T. Noone

Peter T. Noone General Counsel and Authorized Representative on behalf of the Registrant and the Registrant’s Board of Directors